Exhibit 10.66

Deed of access, insurance and indemnity

Vast Renewables Ltd ACN 136 258 574

[insert]

Gilbert + Tobin

Gilbert + Tobin

	4.7	Separate legal advisers appointed by the Officeholder	11
5		Board papers or Files	11
	5.1	Board Papers or Files	11
	5.2	Delivery up on resignation	11
	5.3	Company’s obligations to keep Documents	11
	5.4	Access Rights	12
	5.5	Request for Access Rights	12
	5.6	Access to documents	12
	5.7	Limitations on access	12
	5.8	Access to privileged Documents	13
	5.9	Confidentiality of Board Papers and Files	13
	5.10	No limitation on other rights of access	14
6		Provision of information by an Officeholder	14
7		Notices	14
	7.1	General	14
	7.2	Notices sent by email	16
8		GST	16
9		General	17
	9.1	Choice of law (Governing law)	17
	9.2	Choice of jurisdiction	17
	9.3	Further assurance	17
	9.4	Counterparts	17
	9.5	Waiver	18
	9.6	Severability	18
	9.7	Variation	18
	9.8	Entire agreement	18
	9.9	Assignment, novation and other dealings – consent required	18
	9.10	Reinstatement of rights	18
	9.11	Cumulative rights	18

Gilbert + Tobin

Schedule 1	Dictionary	19
Execution page		25

Gilbert + Tobin

Date:

Parties

1	Vast Renewables Ltd (ACN 136 258 574) of 226 Liverpool Street, Darlinghurst, 2010, New South Wales, Australia (Company)
2	[insert] of [insert] (Officeholder)

The parties agree

1	Defined terms and interpretation
1.1	Definitions in the Dictionary

A term or expression starting with a capital letter:

(a)	which is defined in the Dictionary in Schedule 1 (Dictionary), has the meaning given to it in the Dictionary;
(b)	which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act; and
(c)	which is defined in the GST Law, but is not defined in the Dictionary or the Corporations Act, has the meaning given to it in the GST Law.
1.2	Interpretation

The interpretation clause in Schedule 1 (Dictionary) sets out rules of interpretation for this deed.

2	Insurance
2.1	Company to obtain and maintain D&O Policy
(a)

To the extent permitted by law, the Company must use reasonable endeavours throughout the Access Period to maintain an insurance policy with a reputable insurer for the benefit of the Officeholder that insures the Officeholder against all Insurable Liability so far as is available at a reasonable cost which contains the reasonable kinds of cover, terms and conditions, exclusions and additional cover commonly included in a directors and officers’ insurance policy in Australia for a company operating the sorts of businesses that are carried on by the Company or any Group Company in which the Officeholder provides or provided services in the capacity as an Officer and having regard to the Company’s or such relevant Group Companies’ circumstances at the time. The Company agrees that it will consult with the Officeholder in relation to the conduct of negotiations for the policy.

(b)	At all times during the Post-Appointment Period, the D&O Policy must be on terms no less favourable to the Officeholder in any material respect than:
(i)

if the Company maintains a directors and officers’ insurance policy for its then present officers, the terms applicable to that policy (provided that such policy is maintained with a reputable insurer for the benefit of the former Officeholder that insures the former Officeholder against all Insurable Liability so far as is available at a reasonable cost which contains the

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reasonable kinds of cover, terms and conditions commonly included in a directors and officers’ insurance policy in Australia for a company operating the sorts of businesses that are carried on by the Company or any Group Company in which the Officeholder provides or provided services in the capacity as an Officer and having regard to the Company’s or such applicable Group Companies’ circumstances at the time); or

(ii)

if the Company does not maintain a directors and officers’ insurance policy for its then present officers, a policy that is maintained with a reputable insurer for the benefit of the former Officeholder that insures the former Officeholder against all Insurable Liability so far as is available at a reasonable cost which contains the kinds of cover, terms and conditions commonly included in a directors and officers’ insurance policy in Australia for a company operating the sorts of businesses that are carried on by the Company or any Group Company in which the Officeholder provided services in the capacity as an Officer and having regard to the Company’s or such applicable Group Companies’ circumstances at the time.

2.2	Amendment of D&O Policy

If:

(a)

the Company determines that the cost of maintaining the D&O Policy is such that it is not in the interests of the Company to maintain it, having regard to the scope of cover and any other reasonable considerations; or

(b)	the Company is unable to obtain the D&O Policy on reasonable terms,

the Company must continue to maintain a D&O Policy, but may reduce the scope of that D&O Policy to the extent it considers reasonable having regard to its obligations under clause 2.1 whether with the same insurer, or another insurer.

2.3	Premium and costs
(a)	Except to the extent that the Company is not permitted by law to pay those amounts, the Company must pay all premium and costs payable for the D&O Policy.
(b)

The Company must, to the extent that any part of the premium for the D&O Policy may not by law be paid by the Company, give the Officeholder notice of and a reasonable opportunity to contribute that part of the additional premium which is attributable to the Officeholder (if required for the policy to be effective).

2.4	Notice to Officeholder
(a)

At the request of an Officeholder during the Access Period, the Company must give the Officeholder a copy of the terms of any D&O Policy and any certificates of insurance in connection with it, which it has obtained for the benefit of that Officeholder.

(b)

The Company must notify the Officeholder immediately in writing if, for any reason, the D&O Policy is cancelled or not renewed or if the insurer alleges that the policy is void, voidable or otherwise unenforceable.

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2.5	No prejudice to D&O Policy
(a)

The Company and the Officeholder must each use reasonable endeavours not to do or permit anything to be done which may prejudice or render any part of the D&O Policy void, voidable or otherwise unenforceable.

(b)	The Company must immediately rectify anything within its control that might prejudice or render any part of the D&O Policy void, voidable or otherwise unenforceable.
2.6	Officeholder’s undertaking in connection with insurance

Subject to clause 2.3, the Officeholder agrees during the Access Period to:

(a)

do anything the Company reasonably requires to enable the Company to take out and maintain the D&O Policy including providing the Company with the information requested by it, to the extent required by it to comply with its disclosure obligations it relation to the D&O Policy, within a reasonable period before the renewal of the D&O Policy;

(b)	comply at all times with all their obligations under the D&O Policy and not to take any action that is a breach of the D&O Policy; and
(c)	report all claims and any circumstances which could give rise to a claim being made by any person under the D&O Policy.
2.7	Officeholder’s acknowledgement in connection with insurance
(a)	Without limiting the Company’s obligations under this clause 2, the Officeholder acknowledges the terms of the D&O Policy may be renegotiated from time to time, and that any such renegotiation, may:
(i)

involve the insurer who provides the D&O Policy varying the terms of the insurance policy offered which, if accepted by the Company, may provide less coverage or less favourable coverage for the Officeholder (including having regard to what is in the best interests of the Company);

(ii)	involve the Company, acting reasonably, balancing the proposed level of premiums and other costs against the terms offered; or
(iii)	result in a decision by the Company to accept varied terms from the existing insurer or to change to another reputable insurer (on either the same or differing terms).
(b)	The Company must notify the Officeholder and keep the Officeholder reasonably informed of the progress and status of any renegotiations of the terms of the D&O Policy.
(c)

Nothing in this deed modifies or limits any obligation of the Officeholder under the terms of any applicable D&O Policy. Furthermore, the terms of this deed shall not negate any obligation that the Officeholder might have to assist the Company in complying with any obligations it may have under the terms of such D&O Policy and the Officeholder must not take or fail to take any action which may prejudice the ability of the Company to recover under any such D&O Policy.

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3	Indemnity
3.1	Grant of Indemnity
(a)	Subject to clause 3.1(b)(i), the Company must, to the extent permitted by law, indemnify the Officeholder against:
(i)	any Liability in connection with an Officeholder’s Act (other than Legal Costs which are dealt with in clause 3.1(a)(ii)); and
(ii)	Legal Costs which are incurred by the Officeholder:
(A)	in being represented or advised in connection with an Action, whether or not instigated by the Officeholder;
(B)	in preparing for, appearing before or providing information to an Inquiry in which the Officeholder is involved as an Officer of the Company or a Group Company; or
(C)

in good faith in obtaining legal advice on issues relevant to their performance of their functions and the discharge of their duties as an officer of the Company or a Group Company, subject to complying with any requirements imposed by the Board from time to time, including under any applicable charter of the Board or policy of the Company.

(b)	The indemnity in clause 3.1(a):
(i)	applies to the extent to which, and for an amount that, the Officeholder is not indemnified by a Third Party (other than the Ultimate Parent Company or any of its insurers); and
(ii)	extends to Liabilities arising out of Actions brought during, or arising after, the Appointment Period.
(c)

The Board may declare that the indemnity in clause 3.1(a) does not apply if in the Board’s reasonable opinion the Liability is in connection with an Officeholder’s Act which is committed by (or omitted to be done by) the Officeholder and would either:

(i)	constitute an indictable offence; or
(ii)	be fraudulent, dishonest or a wilful default of the Officeholder’s duties as an officeholder of the Company or a Group Company.
3.2	Relationship between indemnity and insurance and Third Parties
(a)

If the Officeholder is covered by an insurance policy or entitled to any other indemnity from a Third Party for any Liability for which the Officeholder is entitled to be indemnified under this deed, then:

(i)	the Officeholder must:
(A)

in the first instance claim from the Third Party (other than where such Third Party is the Ultimate Parent Company or any of its insurers) under the applicable insurance policy or other indemnity that covers the Liability, and notify and keep the Company informed of the status

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and conduct of the Officeholder's claim with the Third Party under the applicable insurance policy or other indemnity that covers the Liability; and

(B)	then claim under the D&O Policy and in such case, use reasonable endeavours to assist the Company to pursue a claim for the Liability under the D&O Policy,

provided that, the Officeholder may, but shall not have any obligation to, claim from the Ultimate Parent Company or any of its insurers (whose obligations, for the avoidance of doubt, shall be secondary to the Company’s obligation under clause 3.2(a)(i)(B));

(ii)

the Officeholder may also seek indemnification from the Company under this deed pending the outcome of the claim under the insurance policy or other indemnity made under clause 3.2(a)(i)(A) unless indemnification under this deed may enable an insurer or other Third Party to deny insurance cover or other indemnity to the Officeholder for any Liability, in which case, any payment made by the Company under this deed is to be taken to be an interest-free loan which is repayable in accordance with clause 3.4 (Repayment by Officeholder); and

(iii)

if a payment has been made by a Third Party (other than where such Third Party is the Ultimate Parent Company or any of its insurers) under an insurance policy or other indemnity for the Liability and the Company has not made any payment under the indemnity granted under clause 3.1 (Grant of Indemnity) in relation to that Liability then the Company may reduce the amount to be paid under the indemnity by a sum equal to the amount received by the Officeholder under the insurance policy or other indemnity.

(b)	where a claim is made to the Ultimate Parent Company or any of its insurers under clause 3.2 and a payment has been made by the Ultimate Parent Company or any of its insurers for the Liability:
(i)	the Ultimate Parent Company or any of its insurers (as applicable) shall be fully subrogated to all rights of the Officeholder with respect to such payment; and
(ii)	the Company shall fully indemnify, reimburse and hold harmless the Ultimate Parent Company or any of its insurers (as applicable) for all such payments actually made by them.
3.3	Payments and advances
(a)

If the Officeholder is entitled to be indemnified under this deed, the Company must pay to the Officeholder an amount claimed under the indemnity in clause 3.1 (Grant of Indemnity). This must be done within 30 days after receipt by the Company of the written notice that the Officeholder has incurred the Liability, such notice to include evidence satisfactory to the Company that:

(i)	the Officeholder has incurred the Liability; and
(ii)	the amount is due and payable.
(b)	Subject to clause 3.3(c), the Company must pay to the Officeholder:

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(i)

prior to incurring the Legal Costs, a sum equal to the estimate of the Officeholder’s Legal Costs, if the Officeholder has requested that such costs and expenses be advanced, loaned or otherwise provided to the Officeholder to prepare for or conduct an Action; or

(ii)	the Officeholder’s Legal Costs within 30 days following receipt by the Company of the account for those Legal Costs.
(c)	Amounts payable under clause 3.3(b):
(i)	must be reasonable in the circumstances of the Company;
(ii)	do not include Legal Costs for which it would not be possible to be indemnified under this deed;
(iii)	may be paid by the Company on such terms as the Company thinks fit, acting reasonably; and
(iv)	must be repaid if required by clause 3.4 (Repayment by Officeholder).
(d)

Subject to clause 3.4 below, the parties recognise that where a claim is made by an Officeholder in respect of Legal Costs, and the facts necessary to determine whether indemnity or insurance is available to cover the Legal Costs may not be ascertained or resolved for some time, the Company will advance a payment to the Officeholder for the Legal Costs claimed in accordance with clause 3.3(b).

3.4	Repayment by Officeholder
(a)

If the Company has paid any amount under this deed to or on behalf of the Officeholder in connection with a Liability, the Officeholder must repay the funds advanced within 30 days after receiving a written request from the Company specifying the amount to be repaid, to the extent that:

(i)	the Liability is or becomes a Liability for which the Officeholder is not entitled to be indemnified under this deed; or
(ii)

in respect of the Liability or Legal Costs or any Action relating to them, the Officeholder has failed to perform an obligation in this deed and the Company can reasonably demonstrate that the Officeholder’s failure to perform has materially increased the Liability to be indemnified by the Company under this deed.

(b)

If the Company has paid any amount under this deed to or on behalf of the Officeholder in connection with a Liability, the Officeholder must repay the amounts to the Company within 30 days if, and to the extent that:

(i)	a court of competent jurisdiction (with all appeals exhausted or rights of appeal lapsed) determines that the Officeholder is not entitled to be indemnified by the Company for the Liability;
(ii)

the Officeholder recovers any sums under any insurance policy (including the D&O Policy) or other indemnity from a Third Party (other than the Ultimate Parent Company or any of its insurers) for the Liability; or

(iii)	the Officeholder recovers any sums from the Ultimate Parent Company or any of its insurers for the Liability, to enable the Company to repay such

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sums to the Ultimate Parent Company or any of its insurers (as applicable) in accordance with clause 3.2(b)(ii).

3.5	Nature of indemnities
(a)	The indemnities in this deed are continuing obligations, independent of the Company’s other obligations under this deed.
(b)	It is not necessary for the Officeholder to incur expense or make payment before enforcing a right of indemnity under this deed.
3.6	Tax
(a)

The payment that the Company must pay to the Officeholder under the indemnity given in clause 3.1 (Grant of Indemnity) is reduced to the extent that the Officeholder is entitled to a deduction or other tax benefit for the Liability or Legal Costs that are the subject of the indemnity payment.

(b)

The Company must pay to the Officeholder an additional amount if for any reason payment made under the indemnity given in clause 3.1 (Grant of Indemnity) is regarded as assessable income of the Officeholder under any law relating to tax.

(c)

The additional amount which the Company must pay under paragraph (b) is that amount which ensures that after deducting or withholding from the indemnity payment the amount of the tax paid or payable by the Officeholder in respect of that indemnity payment, the Officeholder receives an amount equal to the amount the Officeholder would have received if the indemnity payment was not assessable income of the Officeholder.

(d)	The Company and the Officeholder must co-operate promptly and reasonably with each other to establish the matters relevant to determining the effect of this clause 3.6.
3.7	Requirement for shareholder approval

If shareholder approval is required for any payment under the indemnity granted in clause 3.1 (Grant of Indemnity), then the Company must:

(a)	act promptly to take all reasonable steps to obtain that approval; and
(b)	make the payment within 14 days after obtaining that shareholder approval.

4	Conduct of Actions
4.1	Officeholder to give notice of potential claims and other obligations
(a)	The Officeholder must notify the Company in writing as soon as reasonably practical after the Officeholder has become aware of:
(i)	all facts which the Officeholder reasonably believes may give rise to a claim under the indemnity in clause 3.1 (Grant of Indemnity); and
(ii)	any additional facts related to, or associated, with the facts referred to in sub-paragraph (i).

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(b)

Subject to clause 3.4(a)(ii), failure by the Officeholder to give notice required under paragraph (a) does not affect the entitlement of the Officeholder to be indemnified under clause 3.1 (Grant of Indemnity).

(c)	The Officeholder also agrees at all times:
(i)	to keep the Company informed of the status of the action upon request by the Company;
(ii)	to notify the Company in writing as soon as reasonably practical of any offer of settlement or compromise received from a person bringing an Action or otherwise party to an Action;
(iii)

not to admit any liability for, or settle, any Action (or any appeal) which may give rise to a request by the Officeholder for indemnity under this deed without the prior written consent of the Company, which is not to be unreasonably withheld;

(iv)

to take any action (including providing information), and to provide all assistance to the best of the Officeholder’s ability, that the Company may reasonably require to avoid, defend or appeal any Action which could reasonably be expected to give rise to a request by the Officeholder for indemnity under this deed; and

(v)

if the Company provides notice under clause 4.2 (Company may conduct an Action), to do everything the Company reasonably requests to enable the Company to enforce its rights under that clause and clause 4.5 (Conduct of Action by the Company).

4.2	Company may conduct an Action

Subject to clause 4.3 (No conduct of the Action by the Company), if the Company is obliged to indemnify the Officeholder under this deed for Legal Costs or agrees to make a payment under clause 3.3(b), the Company may give a written notice to the Officeholder at any time after:

(a)	receiving a notice from the Officeholder under clause 4.1(a); or
(b)	receiving a request for the payment of Legal Costs under clause 3.3(b); or
(c)	at any time after becoming aware of an Action (including an appeal) which may result in, or otherwise be connected with, a claim under this deed,

indicating that it or any applicable Group Company, wants to do one or more of the following:

(d)	assume, either by itself or with an insurer, the conduct, negotiation or defence of the Action (including any appeal) on behalf of the Officeholder;
(e)	retain legal counsel to act on behalf of the Officeholder in connection with the Action;
(f)	settle any Action (or any appeal) with the consent of the Officeholder (which must not be unreasonably withheld);
(g)	bring Actions against a Third Party in the name of the Officeholder; and

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(h)

as far as legally possible, elect to be subrogated to the rights of the Officeholder against a Third Party in connection with the Action and any Liability arising in connection with the Action, unless an insurer is entitled to be subrogated to those rights.

The Company may give more than one notice under this clause 4.1 in respect of a particular Action.

4.3	No conduct of the Action by the Company

The Company will not be entitled to give a written notice under clause 4.2 (Company may conduct an Action), or to do or continue to do the things listed in sub-clauses 4.2(d) to 4.2(g), to the extent that the Officeholder has provided the Company with a Conflict Claim in accordance with clause 4.4 (Disputes about a Conflict), and either:

(a)	the Company does not notify the Officeholder that it disputes the Officeholder’s Conflict Claim within the time limit provided in clause 4.4 (Disputes about a Conflict); or
(b)	Senior Counsel makes determination under clause 4.4 (Disputes about a Conflict) that there is a Conflict, or there is a reasonable likelihood of a Conflict.

Nothing in this clause 4.3 (No conduct of the Action by the Company) affects any rights that the Company may have under sub-clause 4.2(h) (or under law) to be subrogated to the rights of the Officeholder.

4.4	Disputes about a Conflict
(a)

A conflict means a material conflict, or a reasonable likelihood of material conflict, between the interests of the Officeholder and the Company in relation to the conduct of an Action by the Company on the Officeholder’s behalf (having regard to, amongst other things, the types and nature of any orders or penalties that may be made or imposed on the Officeholder and the Company (or any applicable Group Company) and the nature of the defences respectively available to the Company (or any applicable Group Company) and the Officeholder) (Conflict).

(b)

If in the opinion of the Officeholder, acting reasonably and in accordance with legal advice, there is a Conflict the Officeholder may notify the Company in writing (Conflict Claim). The Conflict Claim must enclose a copy of the legal advice received by the Officeholder which supports the Conflict Claim.

(c)

If the Company, acting reasonably, disagrees that there is a Conflict, or otherwise disputes the Conflict Claim, the Company must send notice of its reasons to the Officeholder within seven days of receipt of the Conflict Claim (which must enclose a copy of the legal advice received by the Company which supports the position). If the parties are unable to resolve their dispute within seven days, either party may refer the dispute for resolution by a Senior Counsel selected jointly by the parties, or, if no Senior Counsel can be agreed by the parties within the same seven day period, by a Senior Counsel selected by the President of the Bar Association of News South Wales at either party’s request.

(d)

The Senior Counsel must act as an expert and not as an arbitrator and the costs of Senior Counsel must be met by the Company. The procedures for determination are to be decided by the Senior Counsel in his or her discretion.

(e)	The decision of the Senior Counsel is, in the absence of manifest error, conclusive and binding on the parties for the purposes of determining whether there is a

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Conflict between the Officeholder and the Company (or any applicable Group Company) in relation to the conduct of an Action by the Company on the Officeholder’s behalf.

(f)	The parties must act in good faith and with due expedition to resolve any dispute under this clause 4.4 (Disputes about a Conflict).
(g)

Each party agrees that, to the extent that party is required to provide a copy of legal advice under this clause 4.4, that party may redact from the legal advice any information that is not relevant to support a Conflict Claim under this clause 4.4, in advance of providing the legal advice to the Company.

4.5	Conduct of Action by the Company

In the event that the Company provides notice under clause 4.2 (Notice and conduct of an Action), the Company may manage and control the conduct of the Action in the manner permitted by clause 4.2 (Notice and conduct of an Action) if it:

(a)	without limiting clause 3.4 (Repayment by Officeholder), does so at the cost of the Company or its insurers;
(b)

provides adequate security for all legal and other costs incurred in connection with the defence of any claim arising from the Action and pays those costs as they arise in accordance with the terms of this deed;

(c)	consults with the Officeholder (except where it is impracticable to do so) about material decisions regarding the Action;
(d)

instructs its legal counsel on behalf of the Company and the Officeholder in relation to the Action, so that to the extent reasonably practicable, legal professional privilege, where applicable to a communication relating to the Action, is owned jointly by the Company (or any applicable Group Company) and the Officeholder;

(e)	takes into account the Officeholder’s interests (including the Officeholder’s reputation) in making material decisions about the Action (including any admissions of liability); and
(f)	keeps the Officeholder, and the Officeholder’s independent legal adviser (if any), reasonably informed of developments regarding the Action,

provided that:

(g)	this entire clause 4.5 (Conduct of Action by the Company) is subject to the Company’s obligations to its insurers; and
(h)	nothing in this clause 4.5 (Conduct of Action by the Company) obliges the Company to:
(i)	comply with the Officeholder’s wishes; or
(ii)	give effect to the Officeholder’s interests where it would be materially prejudicial to the interests of the Company or any Group Company to do so.
4.6	Control of Action when conducted by the Officeholder

If the Officeholder is responsible for the conduct, negotiation or defence of an Action, the Officeholder must (in addition to its obligations under clause 4.1(c)):

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(a)	consult with the Company about material decisions regarding the Action;
(b)

take into account the Company’s interests and the interests of any applicable Group Company (including the Company’s reputation and any obligations of the Company or any Group Company under any D&O Policy) in making material decisions about the Action (including any admissions of liability); and

(c)	keep the Company reasonably informed of developments regarding the Action.
4.7	Separate legal advisers appointed by the Officeholder

The Officeholder may appoint legal or other advisors to assist the Officeholder in connection with an Action, not being the advisers assisting the Company in connection with the Action, or in connection with circumstances determined by the Officeholder, acting reasonably, to warrant the appointment of such independent advisor.

The Company agrees to pay all reasonable Legal Costs and other costs and expenses incurred by the Officeholder in relation to the appointment of such advisers if:

(a)	they are incurred before the Company or applicable Group Company assumes conduct of the Action; or
(b)	they are incurred because the Officeholder is conducting the Action rather than the Company, applicable Group Company (or its insurer); or
(c)	they are otherwise incurred with the consent of the Company (which must not be unreasonably withheld).

Nothing in this clause derogates from clause 3.1(a)(ii).

5	Board papers or Files
5.1	Board Papers or Files

The parties acknowledge and agree that all Board Papers or Files are the sole property of the Company or the applicable Group Company.

5.2	Delivery up on resignation

Subject to clause 5.4, if on the Resignation Date, the Officeholder holds any Board Papers or Files, then the Officeholder must immediately deliver up those Board Papers or Files to the Company.

5.3	Company’s obligations to keep Documents

During the Access Period, the Company agrees to use reasonable endeavours to maintain, and procure that each Group Company uses its reasonable endeavours to maintain:

(a)	a complete set of all Documents referred to in paragraph (a) of the definition of Board Papers in a safe and secure place and in chronological order; and
(b)	the Company Books in accordance with their usual practices.

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5.4	Access Rights
(a)

In addition to any other right of access which the Officeholder may have to Board Papers or Files including, without limitation, under sections 198F or 290 of the Corporations Act or under the Company’s constitution, throughout the Access Period, the Officeholder may have access to and take copies of any Board Papers or Files:

(i)	directly in connection with an Action which is current or contemplated; and
(ii)	for any other purpose, if and to the extent approved by the Board of the Company or its delegate.
(b)

Subject to any right of access the Officeholder has under sections 198F or 290 of the Corporations Act, the Officeholder acknowledges and agrees that the Access Rights do not apply to the Board Papers or Files to the extent they contain information or legal advice directly in connection with an Action which is current or contemplated by the Company or a Group Company against the Officeholder.

(c)

On request from the Company, the Officeholder must return or destroy (at the Company’s option) copies of any Board Papers or Files provided under paragraph 5(a). The Officeholder must return or destroy the copies as soon as possible after they are no longer required for the permitted purpose for which access was granted under paragraph 5(a). This applies even after the Access Period has ended.

5.5	Request for Access Rights

To exercise Access Rights, the Officeholder must notify the Company specifying the Board Papers or Files to which they want Access Rights as well as the reason they want Access Rights.

5.6	Access to documents
(a)	If the request is one for which approval for access is required under clause 5.4(a)(ii), the Company agrees promptly to consider the request and notify the Officeholder of its decision.
(b)	If access is permitted under this deed, the Company must, and agrees to procure that the relevant Group Company:
(i)	give the Officeholder access during Business Hours to the Board Papers or Files; and
(ii)	give the Officeholder free of charge a copy of the Board Papers or Files, or any part of them, on request by the Officeholder.
5.7	Limitations on access
(a)

The Officeholder agrees to only use the Board Papers or Files to which Access Rights have been given for the permitted purpose under clause 5.4 (Access Rights) for which access was granted (Permitted Purpose).

(b)

To the maximum extent permitted by law, the Company may refuse to give an Officeholder access to, or copies of, any Board Papers or Files if the Company reasonably believes that the Officeholder seeks access for:

(i)	a purpose other than the Permitted Purpose; or

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(ii)	reasons contrary to the interests of the Company.
5.8	Access to privileged Documents
(a)	This clause applies where:
(i)	the Officeholder requests or has been given access to any of the Board Papers or Files; and
(ii)	the Company believes that it or a Group Company has a claim for privilege over the communication recorded in those Board Papers or Files.
(b)	If this clause applies:
(i)	the Company agrees to notify the Officeholder:
(A)	that the privilege exists; and
(B)	of the general nature of acts or omissions that the Company believes may cause that privilege to be waived, extinguished or lost; and
(ii)	if the Officeholder has been given a notice under sub-paragraph (b)(i), the Officeholder:
(A)	must, subject to any disclosure expressly permitted by clause 5.9 (Confidentiality of Board Papers), maintain the confidentiality of the communication contained in that document; and
(B)	agrees not to waive the privilege or do any of the acts or omissions specified in the notice without the consent of the Company (which may not be unreasonably withheld); and
(iii)

the Officeholder must not in any way assert that the Company has lost privilege over any Board Papers or Files solely on the basis that the privilege was lost as a result of a disclosure to the Officeholder during the Post-Appointment Period.

5.9	Confidentiality of Board Papers and Files
(a)	The Board Papers and Files must be kept confidential and the Officeholder:
(i)	must not disclose that confidential information to any person except:
(A)	where such disclosure is required by law;
(B)	with the prior written consent from the Company;
(C)	to the Officeholder’s lawyers and professional advisers where necessary to obtain their advice and where that person is obliged to keep the information confidential; or
(D)

to the other parties to Actions in which the Officeholder is a party for the purposes of those Actions (and only the parts relevant to the Actions may be disclosed) in accordance with the order of the court or Authority,

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but only for the Permitted Purpose and only to the extent required and only in accordance with clause 5.8 (Access to privileged documents); and

(ii)	must:
(A)

give the Company notice detailing the Board Papers or Files intended to be disclosed to a Third Party before disclosing those Board Papers or Files and, subject to an applicable requirement of law, a court or an Authority, use reasonable endeavours to prevent disclosure until five days have passed since provision to the Company of that notice;

(B)

use reasonable endeavours to ensure that the person to whom the disclosure is made is aware that the information is confidential and to ensure that the person will not further disclose that information.

(b)	The obligations under paragraph (a) continue to apply after the termination of this deed and until the information enters into the public domain (though not through a breach by the Officeholder).
5.10	No limitation on other rights of access

This deed does not adversely affect any other right of access which the Officeholder may have to Board Papers or Files including, without limitation, under sections 198F or 290 of the Corporations Act or under the Company’s constitution.

6	Provision of information by an Officeholder

The Officeholder agrees to promptly give the Company any information the Officeholder has or is able to obtain which the Company or the applicable Group Company needs to comply with any applicable law, any requirement imposed on the Company or a Group Company by an Authority (whether or not that requirement is legally binding on the Company) or any Company policy or charter of the Board upon request.

7	Notices
7.1	General
(a)

Unless expressly stated otherwise in this deed and subject to clause 7.2 (Notices sent by email), a notice, consent or other communication given under this deed including, but not limited to, a request, certificate, demand, consent, waiver or approval, to or by a party to this deed (Notice):

(i)	must be in legible writing and in English;
(ii)

must be addressed to the party to whom it is to be given (Addressee) at the address or email address set out below or to any other address or email address as notified by the Addressee for the purposes of this clause:

(A)	If to the Company:
Address:	226 Liverpool Street, Darlinghurst, 2010, New South Wales, Australia
Attention:	Alec Waugh
Email:	alec.waugh@vast.energy

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(B)	If to the Officeholder:

Address:	142 Victoria Road, Bellevue Hill NSW 2023
Attention:	Colin Crowther Richardson
Position:	Director
Email:	colin.richardson@mafinancial.com

(iii)	must be signed by or on behalf of the sender (if an individual) or an Officer of the sender;
(iv)	must be either:
(A)	delivered by hand or sent by pre-paid mail (by airmail if sent to or from a place outside of Australia) to the Addressee; or
(B)	sent by email to the Addressee’s email address; and
(v)	is deemed to be received by the Addressee in accordance with clause 7.1(c).
(b)	If:
(i)

a party changes its address and fails to notify the other party of this change and the new address, delivery of Notices marked to the attention of the Addressee at that new address is deemed compliant with the notice obligations under this clause; or

(ii)

an individual named in clause 7.1(a)(ii) ceases to work in the role specified or ceases to work for the Addressee and the Addressee fails to notify the other party of an alternative individual, delivery of Notices marked to the attention of an individual in the same or equivalent role at the Addressee is deemed compliant with the notice obligations under this clause; or

(iii)

an individual associated with an email address listed in clause 7.1(a)(ii) ceases to work in the role specified or ceases to work for the Addressee and the Addressee fails to notify the other party of an alternative email address, Notices sent by email to a manager or equivalent level personnel at the Addressee are deemed compliant with the notice obligations under this clause.

(c)	Without limiting any other means by which the sender may be able to prove that a Notice has been received by the Addressee, a Notice is deemed to be received:
(i)	if delivered by hand, when delivered to the Addressee;
(ii)	if sent by post, on the 6th Business Day after the date of posting, or if to or from a place outside Australia, on the 10th Business Day after the date of posting; or
(iii)	if sent by email:
(A)	when the sender receives an automated message confirming delivery; or
(B)	30 minutes after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

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whichever happens first,

but if the delivery or receipt is on a day which is not a Business Day or is after 5.00 pm (Addressee’s time) it is deemed to be received at 9.00am on the following Business Day.

7.2	Notices sent by email

Notices sent by email need not be marked for attention in the way stated in clause 7.1 (General). However, the email must state the first and last name of the sender.

Notices sent by email are taken to be signed by the named sender.

8	GST
(a)	Any consideration or amount payable under this deed, including any non-monetary consideration (as reduced in accordance with clause 8(e) if required) (Consideration) is exclusive of GST.
(b)

If GST is or becomes payable on a Supply made under or in connection with this deed, an additional amount (Additional Amount) is payable by the party providing the Consideration for the Supply (Recipient) equal to the amount of GST payable on that Supply as calculated by the party making the Supply (Supplier) in accordance with the GST Law.

(c)

The Additional Amount payable under clause 8(b) is payable at the same time and in the same manner as the Consideration for the Supply, and the Supplier must provide the Recipient with a Tax Invoice as a pre-condition to payment of the Additional Amount.

(d)

If for any reason (including, without limitation, the occurrence of an Adjustment Event) the amount of GST payable on a Supply made under or in connection with this deed (taking into account any Decreasing or Increasing Adjustments in relation to the Supply) varies from the Additional Amount payable by the Recipient under clause 8(e):

(i)	the Supplier must provide a refund or credit to the Recipient, or the Recipient must pay a further amount to the Supplier, as appropriate;
(ii)	the refund, credit or further amount (as the case may be) will be calculated by the Supplier in accordance with the GST Law; and
(iii)

the Supplier must notify the Recipient of the refund, credit or further amount within 10 Business Days after becoming aware of the variation to the amount of GST payable. Any refund or credit must accompany such notification or the Recipient must pay any further amount within 5 Business Days after receiving such notification, as appropriate. If there is an Adjustment Event in relation to the Supply, the requirement for the Supplier to notify the Recipient will be satisfied by the Supplier issuing to the Recipient an Adjustment Note within 10 Business Days after becoming aware of the occurrence of the Adjustment Event.

(e)	Despite any other provision in this deed:

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(i)

if an amount payable under or in connection with this deed (whether by way of reimbursement, indemnity or otherwise) is calculated by reference to an amount incurred by a party, whether by way of cost, expense, outlay, disbursement or otherwise (Amount Incurred), the amount payable must be reduced by the amount of any Input Tax Credit to which that party is entitled in respect of that Amount Incurred; and

(ii)	no Additional Amount is payable under clause 8(b) in respect of a Supply made under or in connection with this deed to which section 84-5 of the GST Law applies.
(f)

Any reference in this clause to an Input Tax Credit to which a party is entitled includes an Input Tax Credit arising from a Creditable Acquisition by that party but to which the Representative Member of a GST Group of which the party is a member is entitled.

9	General
9.1	Choice of law (Governing law)

This deed is governed by the laws of New South Wales.

9.2	Choice of jurisdiction

Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales including, for the avoidance of doubt, the Federal Court of Australia sitting in New South Wales.

9.3	Further assurance

Except as expressly provided in this deed, each party must, at its own expense, do all things reasonably necessary to give full effect to this deed and the matters contemplated by it, including:

(a)	executing or ensuring the execution of documents; and
(b)	ensuring that relevant third parties do all things reasonably necessary to give full effect to this deed and the matters contemplated by it.
9.4	Counterparts

(a)      This deed may be executed in any number of counterparts, each of which:

(i)       may be executed electronically or in handwriting; and

(ii)      will be deemed an original whether kept in electronic or paper form, and all of which taken together will constitute one and the same document.

Without limiting the foregoing, if the signatures on behalf of one party are on more than one copy of this deed, this shall be taken to be the same as, and have the same effect as, if all of those signatures were on the same counterpart of this deed.

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9.5	Waiver
(a)

No waiver of a right or remedy under this deed is effective unless it is in writing and signed by the party granting it. It is only effective in the specific instance and for the specific purpose for which it is granted.

(b)	A single or partial exercise of a right or remedy under this deed does not prevent a further exercise of that or of any other right or remedy.
(c)	Failure to exercise or delay in exercising a right or remedy under this deed does not operate as a waiver or prevent further exercise of that or any other right or remedy.
9.6	Severability

Any term of this deed which is wholly or partially void or unenforceable is severed to the extent that it is void or unenforceable. The validity or enforceability of the remainder of this deed is not affected.

9.7	Variation

No variation of this deed is effective unless made in writing and signed by each party.

9.8	Entire agreement
(a)

This deed supersedes all previous agreements, understandings, negotiations, representations and warranties about its subject matter and embodies the entire agreement between the parties about its subject matter.

(b)

Each party acknowledges that no representations and warranties about the subject matter of this deed have been made by or on behalf of the other party except as expressly set out in this deed, and that it has not relied on any representations or warranties about the subject matter of this deed given by or on behalf of the other party except as expressly provided in this deed.

9.9	Assignment, novation and other dealings – consent required

A party must not assign or novate this deed or otherwise deal with the benefit of it or a right under it, or purport to do so, without the prior written consent of each other party.

9.10	Reinstatement of rights

Under a law relating to insolvency, a persons may claim that a transaction (including a payment or advance) in connection with this deed is void or voidable. If a claim of that nature is made and upheld, conceded or compromised, then:

(a)	the Officeholder is immediately entitled as against the Company to all the rights under this deed to which they were entitled immediately before the transaction; and
(b)	on request from the Officeholder, the Company agrees to do anything (including signing any document) to restore all those rights to the Officeholder.
9.11	Cumulative rights

Except as expressly provided in this deed, the rights of a party under this deed are in addition to and do not exclude or limit any other rights or remedies provided by law.

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Schedule 1Dictionary

1	Dictionary

In this deed:

Access Period means the period from the commencement of the Appointment Period and ending on the later of:

(a)	the seven year anniversary of the Resignation Date; or
(b)

where an action or proceeding is commenced against the Officeholder on or before the seven year anniversary of the Resignation Date, the date of final determination (including all appeals) of the action or proceeding.

Access Rights means the rights referred to and contained in clause 5.4 to access and take copies of the Board Papers.

Action means:

(a)

any civil, criminal, administrative or arbitral proceedings, mediation or other form of alternative dispute resolution (whether or not held in conjunction with any civil, criminal, administrative or arbitral proceedings) which:

(i)	are instigated or commenced by, or on behalf of, someone other than the Officeholder, in which it is alleged that an Officeholder’s Act has occurred; or
(ii)

is commenced by, or on behalf of, the Officeholder and which is in connection with the proceedings referred to in paragraph (a)(i) (including in relation to any D&O Policy in respect of which the insurer has denied the validity of a claim by the Officeholder); or

(b)	any investigation or Inquiry in which the Officeholder is involved as an officeholder of the Company or a Group Company; or
(c)	any written threat, complaint or demand that results in the Officeholder reasonably believing that an action of the kind outlined in paragraphs (a)(i) or (b) will be initiated.

Additional Amount has the meaning given in clause 8(b).

Addressee has the meaning given in clause 7.1(a)(ii).

Amount Incurred has the meaning given in clause 8(b).

Appointment Period means the period beginning on the date on which the Officeholder becomes a member of the relevant Board and ending on, and including, the Resignation Date.

ASIC means the Australian Securities and Investments Commission.

Authority means:

(a)	a Royal Commission, Board of Inquiry, Parliamentary Committee or similar body;

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(b)	ASIC, U.S. Securities and Exchange Commission, Australian Prudential Regulation Authority, Australia Competition and Consumer Commission, NASDAQ and any other regulatory authority in any jurisdiction;
(c)	a department of any Australian government or of any other jurisdiction;
(d)	a public authority;
(e)	an instrumentality, agent or appointee of the Crown in right of the Commonwealth, in right of a State or in right of a Territory or the equivalent of any of them in any other jurisdiction; and
(f)	any other body exercising statutory or prerogative power.

Board means as the case requires, the board of directors of the Company or of a Group Company in respect of which the Officeholder is a director.

Board Papers means for the purposes of this deed:

(a)

all Documents circulated, tabled or made available to the directors of the Company or a Group Company or any of them in the capacity of director during the Appointment Period and all Documents referred to in any of those Documents including periodic Board papers, submissions, minutes, letters, Board committee and sub-committee papers; and

(b)	Company Books,

to the extent to which they are in the possession, power or control of the Company or a Group Company and whether or not legal professional privilege applies to the Documents.

Business Day means a day on which banks are open for business excluding Saturdays, Sundays and public holidays in Sydney, Australia.

Business Hours means from 9.00am to 5.00pm on a Business Day.

Company Books means all books and records, including registers, records of information, financial reports or financial records, however compiled, recorded or stored and documents the relevant company is required to keep by law, whether or not legal professional privilege applies to the Documents.

Company Secretary means a secretary of the Company appointed by the Board in accordance with section 204D of the Corporations Act.

Conflict has the meaning given in sub-clause 4.4(a).

Conflict Claim has the meaning given in sub-clause 4.4(b).

Consideration has the meaning given in clause 8(b).

Control has the meaning given in section 50AA of the Corporations Act.

Corporations Act means Corporations Act 2001 (Cth).

D&O Policy means the policy obtained or maintained by the Company for the benefit of the Officeholder under clause 2.1 (Company to obtain and maintain D&O Policy).

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Document includes:

(a)	anything on which there is writing;
(b)	anything on which there are marks, figures, symbols or perforations having a meaning for persons qualified to interpret them;
(c)	anything from which sounds, images or writing can be reproduced with or without the aid of anything else; and
(d)	a map, plan, drawing or photograph.

External Administrator means a liquidator, provisional liquidator, controller (which has the same meaning as in the Corporations Act) or an administrator.

Files means all Documents relating to the Company or a Group Company that are maintained by, or created by or on behalf of, the Officeholder during the Appointment Period.

Group Company means:

(a)	the Company;
(b)	Subsidiaries of the Company;
(c)	any companies which, directly or indirectly, through one or more intermediaries, own or are owned by any other Group Company by 50% or more; and
(d)	any partnership or unincorporated joint venture in which any Group Company has an interest of 50% or more.

GST means a goods and services tax or similar value added tax levied or imposed under the GST Law.

GST Law has the meaning given to it in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Inquiry means an examination, inquiry, hearing, subpoena, notice to produce a document, notice to give evidence or notice requiring disclosure of information conducted or issued in any part of the world by any court, Authority or External Administrator.

Insurable Liability means all liability to which the Officeholder is exposed in providing services in the capacity as an Officer of the Company or any Group Company for which insurance may be legally obtained and paid for by the Company or any Group Company and includes a liability which arises as a result of the Officeholder being:

(a)	a member of any committee or sub-committee of the Company or any Group Company;
(b)	a representative of the Company or any Group Company;
(c)	a secretary of the Company of any Group Company; or
(d)	a director of the Company of any Group Company.

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Legal Costs means a Liability comprising legal costs that are reasonably incurred (calculated on a full indemnity basis), charges and expenses and includes any order for payment of legal costs.

Liability means any liability, loss, expense, damages, monetary obligation or charge (whether actual, contingent or prospective).

Loss means any loss, cost, expense or liability.

NASDAQ means the National Association of Securities Dealers Automated Quotations Stock Market.

Notice has the meaning given in clause 7.1(a).

Officeholder’s Act means any actual or alleged act of, or omission by, the Officeholder:

(a)	that is committed (or omitted to be done) either alone or jointly with other persons; or
(b)

which is otherwise attributable to, or alleged to be attributable to, the Officeholder, as a result of the Officeholder being a member of the Board or a Company Secretary (including any actual or alleged act or omission of the Company, a Group Company or any other person for which the Officeholder is deemed to be responsible for by law), in the performance of, or in connection with their role as an officeholder of the Company or a Group Company (whether before or after the date of this deed).

Officer has the meaning given in the Corporations Act, and for the avoidance of doubt, includes a director.

Permitted Purpose has the meaning given in clause 5.7(a).

Post-Appointment Period means with respect to a particular company, the period beginning on the day after the Resignation Date and ending on, and including, the last day of the end of the Access Period.

Recipient has the meaning given in clause 8(b).

Resignation Date means the last date on which the Officeholder ceases to hold office as an Officer of the Company or any Group Company except that for the purposes of this definition, the Officeholder is not taken to have resigned if the Officeholder retires at a general meeting of the Company or any Group Company in accordance with its constitution, offers themselves for re-election at that meeting and is re-elected at that meeting (or any adjournment of that meeting).

Senior Counsel means a currently practising member of the New South Wales Bar Association having the title “Queen’s Counsel” or “Senior Counsel” who specialises in company law.

Subsidiary has the meaning given in the Corporations Act.

Supplier has the meaning given in clause 8(b).

Third Party means a person other than the Company or a Group Company and includes any insurer.

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Ultimate Parent Company means the entity that is directly or indirectly in Control of the operations of the Company, from time to time.

2	Interpretation

In this deed, the following rules of interpretation apply unless the contrary intention appears:

(a)	headings are for convenience only and do not affect the interpretation of this deed;
(b)	the singular includes the plural and vice versa;
(c)	words that are gender neutral or gender specific include each gender;
(d)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;
(e)	the words 'such as', 'including', 'particularly' and similar expressions are not words of limitation;
(f)	a reference to:
(i)	a person includes a natural person, partnership, joint venture, government agency, association, corporation, trust or other body corporate;
(ii)	a thing (including but not limited to a chose in action or other right) includes a part of that thing;
(iii)	a party includes its agents, successors and permitted assigns;
(iv)

a Liability incurred “as an officeholder of the Company or a Group Company” includes a reference to a Liability incurred by the Officeholder after the Resignation Date to the extent that the Liability relates to an Officeholder’s Act occurring while the Officeholder was an officeholder of the Company or that Group Company;

(v)	a document includes all amendments or supplements to that document;
(vi)	a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this deed;
(vii)	this deed includes all schedules and attachments to it;
(viii)

a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity or a rule of an applicable Financial Market and is a reference to that law as amended, consolidated or replaced;

(ix)	a statute includes any regulation, ordinance, by-law or other subordinate legislation under it;
(x)	an agreement other than this deed includes an undertaking, or legally enforceable arrangement or understanding whether or not in writing; and
(xi)	a monetary amount is in Australian dollars and all amounts payable under or in connection with this deed are payable in Australian dollars;

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(g)	an agreement on the part of two or more persons binds them jointly and not severally
(h)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this deed or any part of it;
(i)	when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day;
(j)	in determining the time of day where relevant to this deed, the relevant time of day is:
(i)	for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located; or
(ii)	for any other purpose under this deed, the time of day in the place where the party required to perform an obligation is located;
(k)	a day is the period of time commencing at midnight and ending immediately before the next midnight is to occur; and
(l)

if a period of time is calculated from a particular day, act or event (such as the giving of a notice), unless otherwise stated in this deed, it is to be calculated exclusive of that day, or the day of that act or event.

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Execution page

Executed as a deed.

Signed, sealed and delivered by Vast Renewables Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by:
Signature of director	Signature of director/secretary
Name of director (print)	Name of director/secretary (print)

Signed sealed and delivered by [insert] in the presence of:
Signature of witness	Signature of [insert]
Name of witness (print)

Gilbert + Tobin	Execution | Deed of Access, Insurance and Indemnity